Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Publication of Peer-Reviewed Study Highlighting Potential

Role of Rare Cannabinoids THCV, CBC and others on Skin Conditions

Vancouver, BC – June 14, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, today announced that a peer-reviewed scientific study entitled “Effects of Rare Phytocannabinoids on the Endocannabinoid System of Human Keratinocytes” has been published in the International Journal of Molecular Sciences. The study, in collaboration with Dr. Mauro Maccarrone, Professor and Chair of Biochemistry at the Department of Biotechnological and Applied Clinical Sciences, University of L’Aquila, Italy, highlights the biological activity of tetrahydrocannabivarin (“THCV”), cannabichromene (“CBC”) and other rare cannabinoids and their potential role in addressing various skin conditions.

In the peer-reviewed study, researchers analyzed the effects of rare cannabinoids THCV, CBC, cannabigerol (“CBG”) and cannabigerolic acid (“CBGA”) on the major endocannabinoid system elements in skin cells. Using a widely recognized in vitro model of human keratinocytes, researchers studied how these cannabinoids interacted with several receptors including cannabinoid receptors and other endocannabinoid system components. In summary, each cannabinoid had distinct biological activity via the endocannabinoid system. In particular, THCV was shown to perform as a cannabinoid receptor 1 (“CB1”) antagonist and have a high affinity for the human transient receptor potential vanilloid 1 (“TRPV1”), which is involved in skin sensation, as did CBC albeit to a lesser extent. The results from the study support additional research of these rare cannabinoids for their potential effect on skin conditions.

“This study represents the first systematic analysis of the effects of the rare cannabinoids THCV, CBC, CBGA and CBG on the major endocannabinoid system elements using human keratinocytes. These initial observations should be considered when exploring the therapeutic potential of rare cannabinoids for the treatment of human skin disease,” said InMed’s scientific advisor, Dr. Mauro Maccarrone.

“This peer-reviewed study provides important scientific research investigating the distinctly different physiological effects of rare cannabinoids,” said Dr. Eric Hsu, Senior VP, Preclinical Research and Development. “As we continue to expand our portfolio of rare cannabinoids, including THCV and CBC, evidence-based research is imperative to improving our understanding of their biological activity. There is growing interest in the potential benefits of rare cannabinoids and this study represents InMed’s commitment to contributing to the body of research of rare cannabinoids.”

The journal article can be accessed here: https://www.mdpi.com/1422-0067/23/10/5430

InMed’s subsidiary, BayMedica LLC (BayMedica”), manufactures commercial-scale, high purity, bioidentical rare cannabinoids for the health and wellness industry. BayMedica launched B2B sales of THCV in June 2020, adding to its portfolio which also includes cannabidivarin (“CBDV”), cannabicitran (“CBT”) and CBC.

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President,

Investor Relations & Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: a peer-reviewed scientific study entitled “Effects of Rare Phytocannabinoids on the Endocannabinoid System of Human Keratinocytes highlighting the biological activity of THCV, CBC and other rare cannabinoids and their potential role in addressing various skin conditions; using a widely recognized in vitro model of human keratinocytes, researchers studied how these cannabinoids interacted with several receptors including cannabinoid receptors and other endocannabinoid system components; each cannabinoid had distinct biological activity via the endocannabinoid system; THCV is shown to perform as a cannabinoid receptor 1 (“CB1”) antagonist and have a high affinity for the human transient receptor potential vanilloid 1 (“TRPV1”), which is involved in skin sensation; results from the study support additional research of these rare cannabinoids for their potential effect on skin conditions; study provides important scientific research investigating the distinctly different physiological effects of rare cannabinoids; growing interest in the potential benefits of rare cannabinoids; being a global leader in the research, development, manufacturing and development of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.